July 31, 2019

W. Kip Speyer
Bright Mountain Media, Inc.
6400 Congress Avenue, Suite 2050
Boca Raton, Florida 33487

Re: Finder's Agreement

Dear Mr. Speyer:

This letter amends and restated the Finder's Fee Agreement of October 31, 2018.

As additional consideration for the valuable service that Spartan has rendered to the Company and the value that the acquisition of S&W will bring to the Company, the Company agrees as follows:

1. If within three (3) years from the date of this Agreement, the Company completes a financing transaction (a "***Financing***") for which a broker/dealer introduced to the Company by Spartan services as placement agent or underwriter, the Company shall pay to Spartan upon the closing of such Financing a cash fee in an amount equal to two percent (2%) of the aggregate gross proceeds raised in the Financing and issue to Spartan (or its designated nominees) a number of shares of the Company's Common Stock equal to two percent (2%) of the number of shares of Common Stock (and/or shares of Common Stock issuable upon exercise of securities or upon conversion or exchange of convertible or exchangeable securities) sold at such closing. No fees shall be paid for a financing from an affiliate or a debt financing not convertible into equity.

2. In the event that within three (3) years from the date of this Agreement the Company completes a business combination other than a Transaction with Kubient, including, without limitation, any merger, acquisition or sale of stock or assets in connection with a merger or acquisition (whether the Company is the acquiring or the acquired entity) (any such transaction, an "***Alternative Transaction***"), then, upon the closing of such Alternative Transaction, the Company shall pay to Spartan a fee equal to five percent (5%) of the amount of the consideration paid or received by the Company and/or its stockholders in such Alternative Transaction, such fee to be payable in shares of the Company's Common Stock valued at the volume weighted average price of the common stock on the principal exchange or market on which the common stock is traded for the ten (10) trading days preceding the closing of the Alternative Transaction. The term "***Alternative Transaction***" shall include any transaction involving a subsidiary of the Company. The fee shall become due and payable regardless of whether Spartan introduced the other party to the Alternative

Transaction to the Company, it being understood that Spartan shall render services pursuant to the Amended and Restated M&A Advisory Agreement to facilitate the Transaction. The amount of consideration paid in a Transaction shall include, for purposes of calculating such fee, all forms of consideration paid or received by the Company and/or its stockholders in such Alternative Transaction, including, without limitation, cash, stock or evidences of indebtedness, assumption of liabilities, or any combination thereof. If all or portion of the consideration paid in the Alternative Transaction is other than cash or securities, then the value of such non-cash consideration shall be the fair market value thereof on the date the Alternative Transaction is consummated as mutually agreed upon in good faith by the Company's Board of Directors and Spartan. If such non-cash consideration consists of common stock, options, warrants or rights for which a public trading market existed prior to the consummation for the Alternative Transaction, then the value of such securities shall be determined based upon the closing or last sales price thereof on the date of the consummation of the Alternative Transaction. If no public market exists for the common stock, options, warrants or other rights issued in the Alternative Transaction, then the value thereof shall be as mutually agreed upon in good faith by the Company's Board of Directors and Spartan. If the non-cash consideration paid in the Alternative Transaction consists of preferred stock or debt securities (regardless of whether a public trading market existed for such preferred stock or debt securities prior to consummation of the Alternative Transaction or exists thereafter), the value thereof shall be the liquidation value or principal amount, as the case may be. If all or a portion of the consideration payable in connection with the Alternative Transaction includes contingent future cash payments, then the Company shall pay to Spartan, upon consummation of such future portion of such Alternative Transaction, an additional cash fee, determined in accordance with this Section 2, as, when and if such contingency payments are received. However, in the event of an installment purchase at a fixed price and fixed time schedule, the Company agrees to pay Spartan, upon consummation of the Alternative Transaction, a cash fee determined in accordance with this Section 2 based upon the present value of such installment payments using a discount rate of 10%. If with respect to any non-cash consideration the Company and Spartan are unable to agree on the fair market value thereof, then such value shall be determined by submission of the question to a reputable appraisal firm with experience valuing property of the nature of the subject consideration acceptable to the Company and Spartan (the fees and expenses of whom shall be borne equally by the Company and Spartan). The foregoing notwithstanding, if Spartan shall not have introduced the other party to the Alternative Transaction to the Company, a fee shall only be paid if Spartan has, on a continuous basis, provided substantive merger and acquisition support services and advice as requested by the Company.

3. In the event that the Company enters into a definitive merger agreement with S&W ("***Merger Agreement***") prior to or during the term of the Placement Agent Agreement dated July 31, 2019, Spartan shall be entitled to a cash finder's fee of $165,000. The finder's fee, which is due upon the execution of the Merger Agreement, shall be deferred and only be paid from proceeds from the private placement of the Company's securities after the Company has received $1.5 million net. The finder's fee shall be deemed earned

upon execution of the Merger Agreement except that the payment of the fee shall be solely from proceeds in excess of $1.5 million net.

The Company agrees to indemnify and hold Spartan and it is officers, directors members, employees, agents and representatives (collectively, the "*Indemnitees*") harmless from and against, and the Company agrees that Spartan shall have no liability to the Company or its officers, directors, parents, affiliates, security holders or creditors for, any losses, claims, damages or liabilities (including actions or proceedings in respect thereof) (collectively "Losses") (A) related to or arising out of Spartan's actions or failures to act (including statements or omissions made, or information provided, by the Company or its agents) or (B) otherwise related to or arising out of this letter agreement or the transactions contemplated by this agreement, except that the Company's obligation to indemnify and hold the Indemnitees harmless shall not apply to any Losses that are finally judicially determined to have resulted primarily from the willful misconduct, bad faith, gross negligence of an Indemnitee or breach of this letter agreement.

Spartan agrees to indemnify and hold the Company and it is officers, directors members, employees, agents and representatives (collectively, the "*Indemnitees*") harmless from and against, and Spartan agrees that the Company shall have no liability to Spartan or its officers, directors, parents, affiliates, security holders or creditors for, any losses, claims, damages or liabilities (including actions or proceedings in respect thereof) (collectively "*Losses*") (A) related to or arising out of the Company's actions or failures to act (including statements or omissions made, or information provided, by Spartan or its agents) or (B) otherwise related to or arising out of this letter agreement or the transactions contemplated by this agreement, except that Spartan's obligation to indemnify and hold the Indemnitees harmless shall not apply to any Losses that are finally judicially determined to have resulted primarily from the willful misconduct, bad faith, gross negligence of an Indemnitee or breach of this letter agreement.

The Company agrees to indemnify and hold harmless Spartan, its officers, directors, managers, employees, agents and its affiliates (each, a "*Spartan Indemnified Party*") against any and all losses, claims, damages and liabilities, joint or several, and expenses (including all legal or other expenses reasonably incurred by Spartan) caused by or arising out of (i) any misrepresentation or untrue statement or alleged misrepresentation or untrue statement of a material fact made by the Company to Kubient, any investor or party to an Alternative Transaction (each a "*Third Party*"), or the omission or the alleged omission by the Company to state to any such party a material fact necessary in order to make statements made not misleading in light of the circumstances under which they were made (except to the extent such misrepresentations, untrue statements or omissions are based on information (A) provided to any such Third Party by Spartan and not provided to Spartan by the Company, or (B) provided to the Company by Spartan), (ii) any misrepresentation or untrue statement or alleged misrepresentation or untrue statement of a material fact contained in any document furnished to a Third Party, or the omission or the alleged omission by the Company to state in the documents furnished to a Third Party a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which they were made, to the extent such misstatements or omissions are made in reliance upon and in conformity with written information furnished by the Company for use in the documents furnished to the Third Party, (iii) any breach or alleged breach of any representation, warranty or covenant made by the Company in this Agreement,

or (iv) the Company's bad faith, gross negligence or willful misconduct in performing its obligations herein.

Spartan agrees to indemnify and hold harmless the Company, its officers, directors, employees, agents and its affiliates (each, a "***Company Indemnified Party***") against any and all losses, claims, damages and liabilities, joint or several, and expenses (including all legal or other expenses reasonably incurred by the Company) caused by or arising out of (i) any misrepresentation or untrue statement or alleged misrepresentation or untrue statement of a material fact made by Spartan to a Third Party, or the omission or the alleged omission to state to a Third Party a material fact necessary in order to make statements made not misleading in light of the circumstances under which they were made (except to the extent such misrepresentations, untrue statements or omissions are based on information (A) provided to any such Third Party by the Company and not provided to the Company by Spartan, or (B) provided to Spartan by the Company), (ii) any misrepresentation or untrue statement or alleged misrepresentation or untrue statement of a material fact contained in any document furnished to a Third Party, or the omission or the alleged omission to state in the documents furnished to a Third Party a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which they were made, to the extent such misstatements or omissions are made in reliance upon and in conformity with written information furnished by Spartan for use in the documents furnished to the Third Party, (iii) any breach or alleged breach of any representation, warranty or covenant.

If for any reason the foregoing indemnifications are unavailable to any of the Indemnitees or are insufficient to hold such Indemnity harmless, then the Company shall contribute to the amount paid or payable by such Indemnitee as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and such Indemnitee on the other hand but also the relative fault of the Company and such Indemnitee, as well as any relevant equitable considerations. These indemnification provisions shall be binding upon and shall inure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnitees. These indemnification provisions shall survive any termination of this letter agreement.

At the option of the Company this Agreement and the obligations of the Company under Paragraphs 1, 2 and 3 above may be terminated by the Company upon 10 days' prior written notice if (i) William Coons is no longer affiliated with Spartan, (ii) Spartan is no longer engaged as an investment banker by the Company, and (i ii) there is a change of control at Spartan as defined in the federal securities laws.

This letter embodies the entire agreement and understanding between the parties hereto any provision of this letter is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this letter, which will remain in full force and effect. This letter may not be amended or otherwise modified or waived except by an instrument in writing signed by both of us. This letter shall be governed by and construed in accordance with the laws of the State of New York.

If the terms of this letter are satisfactory to you, please sign and return a copy to us. We look forward to working with you.

SPARTAN CAPITAL SECURITIES, LLC

By: John D. Lowry
Name: John Lowry
Title: Chief Executive Officer

AGREED & ACCEPTED:

BRIGHT MOUNTAIN MEDIA, INC.

By: ____________________
Name: W. Kip Speyer
Title: Chief Executive Officer